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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Danielson Holding Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-39144), on Form S-3 of Danielson Holding Corporation of our report dated March 5, 2002, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Danielson Holding Corporation and subsidiaries for the year ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of Danielson Holding Corporation.


                                    /s/ KPMG LLP


New York, New York
May 17, 2004